Exhibit 99.1
Phreesia Announces Fiscal Year Ended January 31, 2022 Results
RALEIGH, N.C., March 30, 2022 – Phreesia, Inc. (NYSE: PHR) (“Phreesia” or the "Company") announced financial results today for the fiscal fourth quarter and fiscal year ended January 31, 2022.

"Our organization has accomplished much to be proud of in fiscal year 2022, Phreesia’s 17th year and our third as a public company," said CEO and Co-Founder Chaim Indig. "We experienced tremendous growth in our platform, our capabilities and our team, and we greatly appreciate our employees' hard work and the support and partnership of our clients and investors."
Fiscal Fourth Quarter Ended January 31, 2022 Highlights

•Revenue was $58.0 million in the quarter, up 39% year-over-year.
•Average number of healthcare services clients was 2,311 in the quarter, up 28% year-over-year.
•Average revenue per healthcare services client was $18,430, up 3% year-over-year.
•Adjusted EBITDA was negative $30.5 million in the quarter, as compared to negative $0.1 million in the same period in the prior year.
•Cash and cash equivalents as of January 31, 2022 was $313.8 million, down $86.6 million from October 31, 2021.
Fiscal Year Ended January 31, 2022 Highlights

•Revenue was $213.2 million in fiscal year 2022, up 43% year-over-year.
•Average number of healthcare services clients was 2,074 in fiscal year 2022, up 21% year-over-year.
•Average revenue per healthcare services client was $77,478 in fiscal year 2022, up 11% year-over-year.
•Adjusted EBITDA was negative $59.0 million in fiscal year 2022, as compared to $3.8 million in fiscal year 2021.
•Cash and cash equivalents as of January 31, 2022 was $313.8 million, up from $218.8 million as of January 31, 2021.

Outlook for Fiscal 2023

For the full fiscal year 2023, ending January 31, 2023, we expect revenue to be between $271 million and $275 million, implying year-over-year growth of 27% to 29%. For the full fiscal year 2023, ending January 31, 2023, we expect Adjusted EBITDA to be between negative $154 million and negative $149 million.

We expect our Adjusted EBITDA outlook in fiscal 2023 to be the low annual mark for fiscal years 2023 through 2025. We expect to see operating leverage in the early part of fiscal year 2024 and approach profitability1 in fiscal year 2025.

We have not provided a reconciliation of our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For further information regarding the non-GAAP financial measures included in this press release, please see “Non-GAAP financial measures” below.

Fiscal 2025 Target

We also are introducing an annualized revenue target of $500 million to be achieved during a quarter of fiscal year 2025.2 We believe our platform and diverse revenue streams offer us multiple paths for achieving our target.

A reconciliation of GAAP to non-GAAP financial measures is provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

1 Profitability in terms of Adjusted EBITDA
2 For our target revenue, annualized is defined as multiplying the highest-revenue quarter in fiscal year 2025 by four.

Conference Call Information
We will hold a conference call on Wednesday, March 30, 2022, at 5:00 p.m. Eastern Time to review our fiscal fourth quarter and fiscal year 2022 financial results. To participate in our live conference call and webcast, please dial (888) 350-3437 (or (646) 960-0153 for international participants) using conference code number 4000153 or visit the “Events & Presentations” section of ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Recent Events
On March 28, 2022, we entered into the First Loan Modification Agreement to the Second Amended and Restated Loan and Security Agreement (the "Second SVB Facility") with Silicon Valley Bank ("SVB") (as amended, the "Third SVB Facility") to increase the borrowing capacity from $50.0 million to $100.0 million. The Third SVB Facility also reduced the interest rate to the greater of 3.25% or the Wall Street Journal Prime Rate minus 0.5%, amended the annual commitment fees to approximately $0.3 million per year and amended the quarterly fee to 0.15% per annum of the average unused revolving line under the facility.
Available Information
We intend to use our Company website (including our Investor Relations website) as well as our Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Forward Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial performance, including our revenue and Adjusted EBITDA; our outlook for fiscal year 2023 and fiscal year 2025 targets and our anticipated growth and operating leverage. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to develop and release new products and services, and develop and release successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry; and the impact of the COVID-19 pandemic on our business and economic conditions; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions; and other general, market, political, economic and business conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 that will be filed with the SEC following this press release. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures.

ABOUT PHREESIA
Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their healthcare and provides a modern, convenient experience, while enabling our clients to enhance clinical care and drive efficiency.

Investors:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950

Media:

Annie Harris
Phreesia, Inc.
aharris@phreesia.com
(929) 526-2611

Phreesia, Inc.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share data)

	January 31,
	2022	2021
Assets
Current:
Cash and cash equivalents	$313,812	$218,781
Settlement assets	19,590	15,488
Accounts receivable, net of allowance for doubtful accounts of $863 and $699 as of January 31, 2022 and 2021, respectively	40,262	29,052
Deferred contract acquisition costs	1,642	1,693
Prepaid expenses and other current assets	11,043	7,254
Total current assets	386,349	272,268
Property and equipment, net of accumulated depreciation and amortization of $53,321 and $40,148 as of January 31, 2022 and 2021, respectively	34,645	26,660
Capitalized internal-use software, net of accumulated amortization of $31,139 and $25,476 as of January 31, 2022 and 2021, respectively	17,643	10,476
Operating lease right-of-use assets	2,337	2,654
Deferred contract acquisition costs	2,437	1,248
Intangible assets, net of accumulated amortization of $1,178 and $525 as of January 31, 2022 and 2021, respectively	12,772	2,725
Deferred tax asset	515	658
Goodwill	33,621	8,307
Other assets	4,157	1,670
Total Assets	$494,476	$326,666
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$19,590	$15,488
Current portion of finance lease liabilities and other debt	5,821	4,864
Current portion of operating lease liabilities	1,281	1,087
Accounts payable	5,119	4,389
Accrued expenses	20,128	18,324
Deferred revenue	16,493	10,838
Total current liabilities	68,432	54,990
Long-term finance lease liabilities and other debt	7,423	6,471
Operating lease liabilities, non-current	1,276	1,899
Long-term deferred revenue	65	—
Total liabilities	77,196	63,360
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value—500,000,000 shares authorized as of January 31, 2022 and 2021, respectively; 52,095,964 and 44,880,883 shares issued as of January 31, 2022 and 2021, respectively	521	449
Additional paid-in capital	860,657	579,599
Accumulated deficit	(429,938)	(311,777)
Treasury stock, at cost, 301,003 and 99,520 shares as of January 31, 2022 and 2021, respectively	(13,960)	(4,965)
Total Stockholders’ Equity	417,280	263,306
Total Liabilities and Stockholders’ Equity	$494,476	$326,666

Phreesia, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three months ended January 31,		Fiscal year ended January 31,
	2022	2021	2022	2021
Revenue:
Subscription and related services	$26,445	$18,846	$95,514	$69,042
Payment processing fees	16,140	13,448	65,201	49,900
Life sciences	15,435	9,514	52,518	29,735
Total revenue	58,020	41,808	213,233	148,677
Expenses:
Cost of revenue (excluding depreciation and amortization)	12,459	6,984	42,669	23,461
Payment processing expense	9,897	7,800	38,719	28,925
Sales and marketing	37,206	12,959	106,421	42,972
Research and development	17,495	6,355	52,265	22,622
General and administrative	21,738	11,739	68,674	40,460
Depreciation	4,268	2,645	14,985	9,770
Amortization	1,573	1,607	6,317	6,138
Total expenses	104,636	50,089	330,050	174,348
Operating loss	(46,616)	(8,281)	(116,817)	(25,671)
Other income (expense), net	60	230	(78)	1
Interest (expense) income, net	(328)	(367)	(1,084)	(1,573)
Total other expense, net	(268)	(137)	(1,162)	(1,572)
Loss before benefit from (provision for) income taxes	(46,884)	(8,418)	(117,979)	(27,243)
Benefit from (provision for) income taxes	433	322	(182)	(49)
Net loss	$(46,451)	$(8,096)	$(118,161)	$(27,292)
Net loss per share attributable to common stockholders, basic and diluted	$(0.90)	$(0.18)	$(2.37)	$(0.69)
Weighted-average common shares outstanding, basic and diluted	51,354,953	44,324,718	49,888,436	39,519,640
(1)Our potential dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same.

Phreesia, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the fiscal years ended January 31,
	2022	2021	2020
Operating activities:
Net loss	$(118,161)	$(27,292)	$(20,293)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	21,302	15,908	13,924
Non-cash stock-based compensation expense	36,144	13,489	6,177
Change in fair value of warrants liability	—	—	3,307
Amortization of deferred financing costs and debt discount	288	389	445
Loss on extinguishment of debt	—	—	1,073
Cost of Phreesia hardware purchased by customers	672	762	741
Deferred contract acquisition costs amortization	2,211	2,025	1,977
Non-cash operating lease expense	1,004	1,766	—
Change in fair value of contingent consideration liabilities	258	—	—
Deferred tax asset	143	(65)	(775)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10,216)	(6,619)	(5,905)
Prepaid expenses and other assets	(7,192)	(1,600)	(312)
Deferred contract acquisition costs	(3,349)	(1,652)	(2,097)
Accounts payable	2,881	(3,821)	(30)
Accrued expenses and other liabilities	(2,983)	6,004	3,681
Lease liability	(1,060)	(1,786)	—
Deferred revenue	3,348	5,382	(1,087)
Net cash (used in) provided by operating activities	(74,710)	2,890	826
Investing activities:
Acquisitions, net of cash acquired	(34,423)	(6,510)	—
Capitalized internal-use software	(12,385)	(7,334)	(5,305)
Purchases of property and equipment	(18,420)	(11,241)	(7,015)
Net cash used in investing activities	(65,228)	(25,085)	(12,320)
Financing activities:
Proceeds from issuance of common stock in equity offerings, net of underwriters' discounts and commissions	245,813	174,800	130,781
Payment of preferred stock dividends	—	—	(14,955)
Proceeds from issuance of common stock upon exercise of stock options	4,889	4,385	1,809
Treasury stock to satisfy tax withholdings on stock compensation awards	(8,995)	(4,965)	—
Payment of offering costs	—	(290)	(6,217)
Proceeds from employee stock purchase plan	1,979	—	—
Insurance financing agreement	—	2,009	—
Finance lease payments	(4,267)	(2,630)	(1,898)
Principal payments on financing agreements	(1,039)	(1,691)	—
Debt issuance costs	—	(69)	(112)
Loan facility fee payment	(125)	(225)	—
Financing payments of acquisition-related liabilities	(3,286)	—	—
Proceeds from revolving line of credit	—	—	9,876
Payments of revolving line of credit	—	(20,663)	(17,676)
Proceeds from term loan	—	—	20,000
Repayment of term loan and loan payable	—	—	(21,042)
Debt extinguishment costs	—	—	(300)
Net cash provided by financing activities	234,969	150,661	100,266
Net increase in cash and cash equivalents	95,031	128,466	88,772
Cash and cash equivalents—beginning of year	218,781	90,315	1,543

Cash and cash equivalents—end of year	$313,812	$218,781	$90,315

Supplemental information of non-cash investing and financing information:
Right-of-use assets recorded in exchange for operating lease liabilities	$81	$4,359	$—
Property and equipment acquisitions through finance leases	$7,394	$8,885	$2,047
Capitalized software acquired through vendor financing	$—	$174	$—
Purchase of property and equipment and capitalized software included in accounts payable	$1,124	$3,359	$1,253
Cashless transfer of term loan and related accrued fees into increase in debt balance	$—	$20,257	$—
Cashless transfer of lender fees through increase in debt balance	$—	$406	$—
Issuance of warrants related to debt	$—	$—	$833
Receivables for cash in-transit on stock option exercises	$169	$915	$—
Cashless exercise of common stock warrants	$—	$3,060	$3,530
Capitalized stock based compensation	$489	$—	$—
Cash paid for:
Interest	$802	$1,465	$2,310
Income taxes	$49	$64	$—
.
Non-GAAP financial measures
This press release and statements made during the above-referenced webcast may include certain non-GAAP financial measures as defined by SEC rules.

Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss before interest expense (income), net, (benefit from) provision for income taxes, depreciation and amortization, stock-based compensation expense, change in fair value of contingent consideration liabilities and other (income) expense, net.
We have provided below a reconciliation of Adjusted EBITDA to Net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release and our Annual Report on Form 10-K because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We have not reconciled our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other (income) expense, net and (Benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss).
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) Interest expense (income), net; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands)	2022	2021	2022	2021
Net loss	$(46,451)	$(8,096)	$(118,161)	$(27,292)
Interest expense (income), net	328	367	1,084	1,573
(Benefit from) provision for income taxes	(433)	(322)	182	49
Depreciation and amortization	5,841	4,252	21,302	15,908
Stock-based compensation expense	10,258	3,873	36,234	13,489
Change in fair value of contingent consideration liabilities	49	71	258	71
Other (income) expense, net	(60)	(230)	78	(1)
Adjusted EBITDA	$(30,468)	$(85)	$(59,023)	$3,797

Phreesia, Inc.
Reconciliation of GAAP and Adjusted Operating Expenses
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands)	2022	2021	2022	2021
GAAP operating expenses
General and administrative	$21,738	$11,739	$68,674	$40,460
Sales and marketing	37,206	12,959	106,421	42,972
Research and development	17,495	6,355	52,265	22,622
Cost of revenue	12,459	6,984	42,669	23,461
	$88,898	$38,037	$270,029	$129,515
Stock compensation included in GAAP operating expenses
General and administrative	4,418	2,192	15,655	7,361
Sales and marketing	3,490	967	12,536	3,497
Research and development	1,745	501	5,957	1,995
Cost of revenue	605	213	2,086	636
	10,258	3,873	36,234	13,489
Adjusted operating expenses
General and administrative	$17,320	$9,547	$53,019	$33,099
Sales and marketing	33,716	11,992	93,885	39,475
Research and development	15,750	5,854	46,308	20,627
Cost of revenue	11,854	6,771	40,583	22,825
	$78,640	$34,164	$233,795	$116,026

Phreesia, Inc.
Key Metrics
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2022	2021	2022	2021
Key Metrics:
Healthcare services clients (average over period)	2,311	1,808	2,074	1,711
Average revenue per healthcare services client	$18,430	$17,858	$77,478	$69,499

We remain focused on building secure and reliable products that derive a strong return on investment for our clients and implementing them with speed and ease. This strategy continues to enable us to grow our network of healthcare services clients. With the expansion of our operations in the payer market in the fiscal fourth quarter, we have renamed our key metric "provider clients (average over period)" to "healthcare services clients (average over period)". We have also renamed our key metric "average revenue per provider client" to "average revenue per healthcare services client." While we believe the contribution of payers (including payer clients added in connection with the acquisition of Insignia Health, LLC) is not yet material to our business, we intend to grow our footprint with payers and organizations who provide other types of healthcare-related services, and we believe it is an appropriate time to broaden the definition of these key metrics.

•Healthcare services clients. We define healthcare services clients as the average number of healthcare services client organizations that generate revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. We believe growth in the number of healthcare services clients is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our Platform to healthcare services organizations that are not yet clients.

While growth in the number of healthcare services clients is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future healthcare services client growth. For example, as the number of healthcare services clients increases, we may need to add to our customer support team and invest to maintain effectiveness and performance of our Platform and software for our healthcare services clients and for patients.
•Average revenue per healthcare services client. We define average revenue per healthcare services client as the total subscription and related services and payment processing revenue generated from healthcare services clients in a given period divided by the average number of healthcare services clients that generate revenue each month during that same period. We are focused on continually delivering value to our healthcare services clients and believe that our ability to increase average revenue per healthcare services client is an indicator of the long-term value of the Phreesia platform.

Additional Information
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2022	2021	2022	2021
Patient payment volume (in millions)	$689	$552	$2,769	$1,997
Payment facilitator volume percentage	79%	79%	79%	81%

•Patient payment volume. We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors.

•Payment facilitator volume percentage. We define payment facilitator volume percentage as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue.